UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2011

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2011, ZIOPHARM Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) relating to the issuance and sale of 9,600,000 shares of the Company’s common stock, par value $0.001 per share. The price to the public in this offering is $5.75 per share, and the Underwriter has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a purchase price of $5.425 per share. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,440,000 shares of common stock at a purchase price of $5.425 per share.  The net proceeds to the Company from this offering are expected to be approximately $51.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no exercise by the Underwriter of its option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on or about February 8, 2011, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-166444) previously filed with the Securities and Exchange Commission, and a prospectus supplement thereunder.  The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  The benefits and representations and warranties set forth in the Underwriting Agreement are not intended to and do not constitute continuing representations and warranties of the Company to persons not a party thereto, including without limitation, any future or other investor.  A copy of the opinion of Maslon Edelman Borman & Brand, LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On February 3, 2011, the Company issued a press release announcing that it had priced the offering.  The press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 3, 2011 between ZIOPHARM Oncology, Inc. and Barclays Capital Inc.
5.1	Opinion of Maslon Edelman Borman & Brand, LLP
23.1	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1)
99.1	Press Release, dated February 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: February 4, 2011	By:	/s/ Richard Bagley
Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated February 3, 2011 between ZIOPHARM Oncology, Inc. and Barclays Capital Inc.
5.1	Opinion of Maslon Edelman Borman & Brand, LLP
99.1	Press Release, dated February 3, 2011